UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Willis Lease Finance Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 25, 2022 12:00 p.m., Eastern Time	Willis Lease Finance Corporation 4700 Lyons Technology Parkway Coconut Creek, FL 33073

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION (the “Annual Meeting”) which, again in response to current public health guidance regarding the COVID-19 pandemic and for the safety of participants, will be held virtually via live webcast at 12:00 p.m., Eastern Time, on Wednesday, May 25, 2022.

The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log into the virtual Annual Meeting are provided below and, once admitted, stockholders may view reference materials, submit questions, and vote their shares by following the instructions that will be available on the Annual Meeting website.

In addition to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof, stockholders will be asked to:

•

elect two Class III Directors to serve until the 2025 Annual Meeting of Stockholders, specifically: Charles F. Willis, IV and Hans Joerg Hunziker. The Board of Directors recommends that you vote FOR this proposal; and

•

cast an advisory vote ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2022. The Board of Directors recommends that you vote FOR this proposal.

The Board of Directors has fixed the close of business on April 8, 2022 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A quorum comprising the holders of the majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented at the meeting.

Access and Log-in Instructions for Virtual Annual Meeting

Register prior to the Annual Meeting at www.proxydocs.com/WFLC using your unique 12- or 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to attend the Annual Meeting by following the instructions that will be emailed to you upon completion of such registration. Online access to the Annual Meeting will open at 11 a.m., Eastern Time, to allow time for you to log-in prior to the start of the live audio webcast of the Annual Meeting at 12 p.m., Eastern Time.

If you are unable to locate your proxy materials containing your 12- or 16-digit control number and cannot log-in as a validated stockholder, you may opt to participate in the Annual Meeting as a “guest,” in which case you will be able to hear the audio webcast but will not be able to utilize the question, voting or other functions noted above.

How Beneficial Owners May Participate in the Virtual Annual Meeting

If your shares are registered in the name of your bank, broker or other nominee, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner, to vote or ask questions at the virtual Annual Meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the Annual Meeting. Follow the instructions from your bank, broker or other nominee included with the proxy materials that you are provided, or contact your bank, broker or other nominee to request a legal proxy form.

After obtaining a valid legal proxy from your bank, broker or other nominee, to register to vote or ask questions at the virtual Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to DMSsupport@mediantonline.com.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 24, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.

Voting Methods

BEFORE the Annual Meeting:

Vote by Internet: Go to www.proxydocs.com/WLFC until 11:59 p.m. Eastern Time on May 24, 2022.

Vote by Phone: Call toll-free 1-866-994-5580 until 11:59 p.m. Eastern Time on May 24, 2022.

Vote by Mail: Complete, sign and date the proxy card/voting instruction card and return it in the postage-paid envelope that is enclosed with your proxy materials.

DURING the Annual Meeting:

Vote by Internet: Go to www.proxydocs.com/WLFC and vote during the Annual Meeting by entering the 12- or 16-digit control number included in your proxy materials and following the instructions on the Annual Meeting website.

It remains very important that your shares are represented and voted at the Annual Meeting. We therefore strongly encourage you to vote in advance of the Annual Meeting. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. Returning the proxy card does not deprive you of your right to virtually attend the meeting and to vote your shares at the virtual Annual Meeting.

Proxy materials were mailed to you on or about April 22, 2022. Please read the proxy materials carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Dean M. Poulakidas
Senior Vice President, General Counsel and Corporate Secretary

April 22, 2022

2022 WLFC Proxy Statement	1

SOLICITATION AND VOTING OF PROXIES

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the “Board”, “Directors” or, individually, “Director”) of WILLIS LEASE FINANCE CORPORATION (“we,” “us,” “our,” “Willis Lease” or the “Company”) for proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually via live webcast at 12:00 p.m., Eastern Time, on Wednesday, May 25, 2022. Register prior to the Annual Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting, at www.proxydocs.com/WFLC using your unique 12- or 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You will be able to attend the Annual Meeting by following the instructions that will be emailed to you upon completion of such registration.

This proxy statement is being mailed to stockholders on or about April 22, 2022. Our 2021 Annual Report is being mailed to stockholders concurrently with this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on May 25, 2022:

The Proxy Statement, Proxy Card and the Annual Report

On Form 10-K for the fiscal year ended December 31, 2021

are also available free of charge at

https://www.investorrelations.com/WLFC.

Voting

The close of business on April 8, 2022 is the record date for determining whether you, in your capacity as a stockholder, are entitled to notice of and to vote at the Annual Meeting. As of that date, we had 6,659,468 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of our common stock outstanding on the record date are expected to be entitled to vote at the Annual Meeting. If you are entitled to vote at the meeting, you will have one vote for each share of common stock you hold with regard to each matter to be voted upon.

The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting.

Shares of our common stock represented by proxies which are properly executed and returned to us on the accompanying proxy card will be voted at the Annual Meeting in accordance with the instructions marked on the proxy card. If you do not mark any instructions on the proxy card, your shares represented by the proxy card will be voted for the election of the Board’s nominees as Class III Directors and in favor of Proposal 2. In the election for two Directors (Proposal 1), the nominees for Class III Directors receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of the shares voted in person or by proxy at the 2022 Annual Meeting is required for the approval of Proposal 2.

If a properly signed proxy or ballot indicates that you abstain from voting or that your shares are not to be voted on a particular proposal (or “withhold” your vote for a director nominee), your shares will not be counted as having been voted on that proposal, although your shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non‑votes (i.e., shares held by brokers or nominees, as to which instructions have not been received from beneficial owners or persons entitled to vote, that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for purposes of the proposals in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote. A broker or other nominee will not have discretion to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals, including the election of Directors, except for Proposal 2. Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to participate in the meeting.

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

2	2022 WLFC Proxy Statement

We encourage stockholders to vote in advance of the Annual Meeting, even if they plan to access the Annual Meeting virtually. In order to vote in advance, proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2022. Stockholders can vote during the Annual Meeting, using the internet. Beneficial holders who wish to vote during the Annual Meeting must obtain a valid legal proxy from their broker, bank or other nominee prior to the date of the Annual Meeting and then register in advance no later 5:00 p.m., Eastern Time, on May 24, 2022. Voting by a stockholder during the Annual Meeting will replace any previous votes.

Revocability of Proxies

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated proxy card, by voting using the internet at the Annual Meeting, by delivering an instrument of revocation to our Corporate Secretary before the Annual Meeting, or by voting again using the internet or by telephone before the cut-off time. Your latest internet or telephone proxy is the one that will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Solicitation

This solicitation is made by our Board of Directors on our behalf. The entire cost of preparing, assembling and mailing the Notice of Annual Meeting, this proxy statement and the enclosed proxy card, and of soliciting proxies, will be paid by us. Proxies will be solicited principally through the use of mail services, but we may solicit proxies personally or by telephone, electronic mail or special letter by our officers and our regular employees for no additional compensation. We have retained Mediant Communications LLC to aid in the solicitation at an estimated cost to us of approximately $15,000 plus out-of-pocket expenses.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Board of Directors

Our Bylaws authorize us to have seven Directors. At the present time, the Board consists of five Directors who are divided into three classes, one Director in Class I and two Directors in each of Class II and Class III. One class is elected each year for a three year term. Hans Joerg Hunziker, Robert J. Keady and Rae Ann McKeating qualify as independent Directors, as defined in the Nasdaq listing standards.

Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with our Executive Chairman and Chief Executive Officer (“CEO”) and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of nine meetings during the fiscal year ended December 31, 2021. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served.

Communications with the Board

You may communicate with the Board by sending a letter to: Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. Our Office of the Corporate Secretary will receive your correspondence and forward it to the Board of Directors or to any individual Director or Directors to whom your communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Attendance at the Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage, but do not require, Directors to attend. All of our Directors participated in our 2021 Annual Meeting of Stockholders.

2022 WLFC Proxy Statement	3

Committees of the Board

The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised solely of independent directors as defined by the Nasdaq listing standards (the “Audit Committee” and the “Compensation Committee”, respectively).

The Board does not have a nominating committee or committee performing the functions of such a committee. The Board has determined that the function of a nominating committee is adequately fulfilled by the independent Directors. As there is no such established committee, the Company has no nominating committee charter. The full Board of Directors participates in the consideration of any Director nominee.

Although we have not formally set any specific minimum qualifications that Director nominees must possess, we look for candidates with appropriate experience in aviation and leasing, a strong professional background, and a general understanding of marketing, finance and other disciplines related to the success of a company in our industry. Also, although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business. Our Directors are generally nominated by our management or other Directors, and each nominee is evaluated based on the above qualifications and in the context of the Board as a whole. While we do not normally engage professional search firms or other third parties in connection with our Board nomination process, we may do so in the future.

As we do not have a history of stockholder nominations of Directors, we do not have a formal policy regarding stockholder nominees to the Board. Under our bylaws, stockholders wishing to nominate a candidate for Director must give notice to our Corporate Secretary no later than the close of business on the 90th day prior to the anniversary of our preceding year’s annual meeting. If the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or the 10th day following the day on which we publicly announce the annual meeting date. The notice should set forth: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of our shares beneficially owned by the nominee; (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person(s) pursuant to which the nomination is made by the stockholder; and (v) any other information relating to the nominee that is required to be disclosed in proxy statements for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominees proposed by stockholders will be evaluated in the same manner as those proposed by management or existing Directors.

The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board. The Audit Committee meets with our financial management and our independent registered public accounting firm to review our financial statements and filings, the audit and matters arising from them, and financial reporting procedures, including any significant judgments made in preparation of the financial statements. The Nasdaq’s listing rules require that our Audit Committee be composed of at least three independent Directors, who currently are: Directors Hans Joerg Hunziker (Chair), Rae Ann McKeating and Robert J. Keady. All members of the Audit Committee are able to read and understand financial statements. Mr. Hunziker also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the Nasdaq listing standards. The Audit Committee held six meetings during the 2021 fiscal year. The Audit Committee’s charter is available on the Company’s website (www.willislease.com).

The Compensation Committee reviews and approves our compensation arrangements for executive officers and administers the Company’s 2021 Incentive Stock Plan and the Company’s Employee Stock Purchase Plan. The Compensation Committee currently consists of the Board’s independent Directors: Directors Rae Ann McKeating (Chair), Robert J. Keady and Hans Joerg Hunziker. The Compensation Committee held eight meetings during 2021. The Compensation Committee’s charter is available on the Company’s website (www.willislease.com).

The Board of Directors may also establish a committee of independent Directors, as defined by the Nasdaq listing standards, to address specific strategic issues from time to time, including as it did in 2021.

4	2022 WLFC Proxy Statement

Board Leadership Structure

Our Company is led by Charles F. Willis, IV, the Company’s founder and Executive Chairman of the Board, and Austin Willis, the Company’s CEO. This approach of splitting the Executive Chairman and CEO roles is commonly utilized by public companies in the United States and we believe it will be effective for our Company as well. Prior to serving as Executive Chairman of the Board, Mr. Charles Willis served as Chairman and Chief Executive Officer since the Company was founded, which has allowed Mr. Charles Willis to be seen by participants in the aviation industry and by our customers, business partners, investors and other stakeholders as providing strong leadership for our Company and in our industry. Prior to serving as the Company’s CEO, Mr. Austin Willis served as the Company’s Senior Vice President, Corporate Development which gave him extensive knowledge of the Company and its business lines and prepared him for the role of CEO. The Board believes that the separation of the roles of Executive Chairman and CEO are the optimal structure for us and our stockholders because it enables decisive leadership, ensures clear accountability and enhances our ability to consistently communicate our message and strategy to all of our stakeholders. Moreover, Messrs. Charles Willis and Austin Willis possess detailed and in‑depth knowledge of the issues, opportunities and challenges facing us and our business and, therefore, are best positioned to develop agendas that focus the Board’s time and attention on the most critical matters. We recognize that different board leadership structures may be appropriate for companies in different situations and at different times, and we believe that no one structure is suitable for all companies. While we believe that our current Board leadership structure is optimal for us, demonstrating to our employees, suppliers, customers and other stakeholders that Willis Lease is under strong leadership, this may change in the future.

We have not appointed an independent Board chairman or lead independent Director, as we believe that the members of our Board and the two standing Board committees consisting of entirely independent Directors provide an appropriate level of oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk, legal and compliance matters. The Compensation Committee oversees the compensation of our Executive Chairman and CEO and, upon the recommendation of the CEO, the compensation of the other Named Executive Officers (“NEOs”). Each of these committees is led by a chairperson other than the Executive Chairman or CEO and, as discussed in more detail in this proxy statement, the entire Board of Directors is actively involved in overseeing our risk management. The entire Board monitors or, as appropriate, the independent Directors monitor matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance. Our independent Directors also conduct meetings in executive session. These meetings are typically held in conjunction with Board meetings. In 2021, three Board meetings included an independent Directors’ session. This allows Directors to speak candidly on any matters of interest without the Executive Chairman, CEO or other management members present. We believe this framework strikes a sound balance with appropriate oversight and that appointing an independent Board chairman would not improve the performance of the Board in a material way.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. Our Board, including through the Audit Committee and Compensation Committee, each of which are comprised solely of independent Directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, interest rate risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions. Our Audit Committee regularly reviews with management and our independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Willis Lease’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes‑Oxley Act of 2002 and the Dodd‑Frank Wall Street Reform and Consumer Protection Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), risks posed by significant litigation matters, data security risks and risks associated with proposed affiliate transactions. Our Audit Committee also oversees compliance with other applicable laws and regulations, as well as the Company’s Standards of Ethical Conduct Policy. Any reports received on the Company’s whistleblower hotline are submitted to the Chair of the Audit Committee. The Compensation Committee reviews and evaluates risks related to the attraction and retention of talent, risks associated with management succession planning, and risks related to the design of compensation programs established by the Compensation Committee for our executive officers. The Compensation Committee has determined in its reasonable business judgment that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

2022 WLFC Proxy Statement	5

Director Compensation

For details regarding Director compensation, see “Compensation Tables — Director Compensation” elsewhere in this proxy statement.

Biographical Information

	Director Since	Age*
Class I Director Whose Term Expires at the 2023 Annual Meeting:
Rae Ann McKeating	2020	69
Class II Directors Whose Term Expires at the 2024 Annual Meeting:
Austin C. Willis	2008	41
Robert J. Keady	2015	71
Class III Directors Whose Term Expires at the 2025 Annual Meeting (provided they are re-elected at the 2022 Annual Meeting):
Charles F. Willis, IV	1985	73
Hans Joerg Hunziker	2006	72

*	Age as of April 8, 2022.

Board Diversity

The following Board Diversity Matrix provides information on the diversity of our Board as of April 8, 2022.

TOTAL NUMBER OF DIRECTORS: 5	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Part I: Gender Identity
Directors	1	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

6	2022 WLFC Proxy Statement

Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors

Class I Director Whose Term Expires at the 2023 Annual Meeting:

Rae Ann McKeating

Director since: 2020 Independent

Rae Ann McKeating retired in 2016 as Senior Vice President, General Counsel and Chief Compliance Officer at Aviation Capital Group (ACG), a company that purchases new aircraft from Boeing and Airbus, and sells, leases and manages commercial aircraft to/for customers around the globe. Ms. McKeating served in the ACG legal department from 2007 to 2016. Since 2013, Ms. McKeating has been serving as a non-paid Board of Director for the non-profit St. Luke’s McCall Foundation, serving the health of the community of Valley and Adams counties in Idaho.  Prior to joining ACG, Ms. McKeating provided legal business services to public and private businesses and individuals. From 1997 to 1999, Ms. McKeating was Senior Vice President, General Counsel and Corporate Secretary for Willis Lease Finance Corporation. From 1993 to 1997, Ms. McKeating served as Vice President, General Counsel and Corporate Secretary for Hawaiian Airlines, Inc. Prior to joining Hawaiian Airlines, Ms. McKeating worked several years with a major Hawaiian law firm, after having practiced two years with a Southern California law firm. Ms. McKeating earned her Bachelor of Arts degree in anthropology from the University of Texas and her Juris Doctor degree from the University of Utah.

Ms. McKeating brings to the board vast experience in both the leasing and commercial aviation industry.

Class II Directors Whose Term Expires at the 2024 Annual Meeting:

Austin C. Willis

Director since: 2008 CEO

Austin C. Willis was elected to the Board in December 2008. Mr. Austin Willis was the founder of J.T. Power LLC, a privately held company engaged in the business of selling commercial jet turbine engine parts and leasing commercial aircraft. He served as J.T. Power LLC’s President from its founding in 2004 until 2012, when day-to-day management as President of J.T. Power was transitioned to another individual, with Mr. Austin Willis continuing as Chief Executive Officer. This transition was implemented to facilitate Mr. Austin Willis' enlistment in the U.S. armed forces in 2012, which enlistment the Board fully supported. In addition to his duties with J.T. Power LLC and the U.S. armed forces, Mr. Austin Willis has invested in commercial real estate in south Florida since 2013. Since 2006, Mr. Austin Willis also owned and served as Chief Executive Officer of Aviation Management LLC, an aviation consulting firm, which Mr. Austin Willis sold in 2014. From February 2016 until his military deployment in July 2016, Mr. Austin Willis served as the Company’s Senior Vice President, Corporate Development, a position he resumed upon his return in April 2017. Mr. Austin Willis has been serving as the Company’s CEO since April 1, 2022.  Mr. Austin Willis holds a bachelor’s degree from the London School of Economics and Political Science. He is the son of Charles F. Willis, IV.

Mr. Austin Willis brings to the Board familiarity with the aviation industry generally, with a focus on the after‑market disposition of the aircraft engines and parts that comprise the Company’s engine portfolio.

Robert J. Keady

Director since: 2015 Independent

Robert J. Keady was elected to the Board in February 2015. Mr. Keady founded and currently serves as the President of Eastern Aviation Consulting Group, LLC, a company that provides consulting services for several aerospace and aviation firms. Prior to Eastern Aviation Consulting Group, LLC, Mr. Keady spent 33 years at Pratt & Whitney Commercial Engines, where he served as Vice President, Business Development & Marketing, as well as in numerous other senior management positions. Eastern Aviation Consulting Group’s client list has included major aviation manufacturers as well as a diverse client base of maintenance, repair and operations companies and services providers. Mr. Keady received his Bachelor of Arts degree in Sociology from the University of Notre Dame and a Master of Science in Management from Purdue University.

Mr. Keady brings to the Board an in-depth understanding of and experience in the engine, airline, lessor and maintenance/repair industries.

2022 WLFC Proxy Statement	7

Class III Directors Whose Term Expires at the 2025 Annual Meeting (provided they are re-elected at the 2022 Annual Meeting):

Charles F. Willis, IV

Director since: 1985 Executive Chairman of the Board

Charles F. Willis, IV is the founder of Willis Lease, has served as a Director since our incorporation in 1985, served as President until July 2011 and CEO until April 1, 2022, has served as Chairman of the Board of Directors since 1996 and assumed the role of Executive Chairman on April 1, 2022. Mr. Charles Willis has over 45 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as President of Willis Lease’s predecessor, Charles F. Willis Company, which purchased, financed and sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Charles Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Charles Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the flight operations, sales and marketing departments.

As our founder and Executive Chairman, Mr. Charles Willis brings to the Board significant senior leadership, sales and marketing, industry, technical and global experience, as well as a deep institutional knowledge of the Company, its operations and customer relations.

Hans Joerg Hunziker

Director since: 2006 Independent

Hans Joerg Hunziker previously served as one of our Directors from November 2000 until July 1, 2003. He was elected a Class II Director at the 2006 Annual Meeting. Since 2002, Mr. Hunziker has been the owner and CEO of AllJets AG (formerly known as HLF Aviation GmbH and Hunziker Lease & Finance), a company he founded in Switzerland that offers independent business consulting services to the aviation industry. From 1998 to 2002, he was the President and Chief Executive Officer of Flightlease AG Ltd., a public company involved in aircraft leasing as a subsidiary of SAirGroup whose headquarters are in Zurich, Switzerland. From 1996 to 1998, he was the Chief Financial Officer of SAirServices Ltd., a group of companies including aircraft maintenance and overhaul, ground handling services, information technology and real estate. From 1991 to 1996, he was Chief Financial Officer of Swissair Associated Companies Ltd., a group of 150 companies, primarily in the hotel, catering (Gate Gourmet) and trading business. Mr. Hunziker holds a master’s degree in Economics and Business Administration from the University of Zurich. He also received the equivalent of a doctoral degree from the University of Zurich, after successful completion of his thesis on Strategic Planning in the Airline Industry. In addition to previously serving as a Director of Willis Lease, he was a member and later Chairman of the Board of SRTechnics Group AG, Zürich.

Mr. Hunziker brings to the Board a high level of financial sophistication, broad international exposure and significant experience in commercial aviation and the aviation equipment leasing industry.

8	2022 WLFC Proxy Statement

PROPOSAL 1:  ELECTION OF TWO CLASS III DIRECTORS

Our Board is divided into three classes, each class having a three-year term that expires in successive years. At the Annual Meeting, two Directors will be elected in Class III, to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders or until succeeded by another qualified Director who has been duly elected.

The Board of Directors proposes that Charles F. Willis, IV and Hans Joerg Hunziker be re-elected as Directors in Class III for a three-year term expiring at the 2025 Annual Meeting or until their successor is duly elected and qualified or until such Director’s earlier death, resignation, disqualification or removal.

The proxy holders intend to vote all proxies received by them for the foregoing nominees, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES AS CLASS III DIRECTORS.

2022 WLFC Proxy Statement	9

EXECUTIVE OFFICERS OF THE COMPANY

Our current executive officers and their respective ages as of April 8, 2022 were as listed below.

Name	Age	Positions and Offices
Charles F. Willis, IV*	73	Executive Chairman
Austin C. Willis*	41	Chief Executive Officer
Brian R. Hole	44	President
Scott B. Flaherty	56	Senior Vice President and Chief Financial Officer
Dean M. Poulakidas	53	Senior Vice President, General Counsel and Corporate Secretary

*	See business experience background under “Principal Occupations, Background and Qualifications of Director Nominees and Continuing Directors.”

Brian R. Hole

President

Brian R. Hole joined Willis Lease in August 2014 and was promoted to President on April 1, 2016. Prior to his appointment as President, he served as Senior Vice President & Chief Investment Officer. Formerly, Mr. Hole was Owner and President of Aviation Opportunity Management LLC, where he advised bank, private equity and alternative investment funds regarding investment in large commercial aircraft and engines. Prior to starting his own business, from 2008 to 2012, Mr. Hole served as an attorney for United Technologies Corporation, Pratt & Whitney Division, where he worked with the Commercial Engines Group in assisting with the next generation product family of engines, and specifically, on the partnership for the PW1100G engine on the Airbus A320neo family of aircraft and at IAE International Aero Engines, where he structured and negotiated engine sales and aftermarket programs as well as spare engine and aircraft financings. Mr. Hole earned his undergraduate degree from Georgetown University and a law degree, with high honors, from the University of Connecticut School of Law.

Scott B. Flaherty

Senior Vice President, Chief Financial Officer

Scott B. Flaherty joined Willis Lease in June 2016 and serves as our Senior Vice President and Chief Financial Officer. Prior to joining Willis Lease, Mr. Flaherty was Senior Vice President of Finance and Chief Financial Officer at Colt Defense LLC from 2009 until April of 2016. Prior to Colt Defense LLC, Mr. Flaherty was a Managing Director at Banc of America Securities LLC where he ran the origination effort, within the equity capital markets group, for various industries. Mr. Flaherty also was an investment banker at Credit Suisse First Boston. He worked as an engineer at the Pratt and Whitney division of the United Technologies Corporation for eight years. Mr. Flaherty earned his undergraduate degree from Worcester Polytechnic Institute and a Masters of Business Administration degree from the Leonard N. Stern School of Business at New York University.

Dean M. Poulakidas

Senior Vice President, General Counsel and Corporate Secretary

Dean M. Poulakidas joined Willis Lease in September 2011 and currently serves as our Senior Vice President, General Counsel and Corporate Secretary. Prior to his appointment as General Counsel, he served as Senior Counsel until March 31, 2013. Formerly, Mr. Poulakidas was Vice President and Corporate Counsel with International Lease Finance Corporation (ILFC), where he managed a wide variety of aviation transactions working with airlines, manufacturers, purchasers, financiers, service providers and aviation authorities in many jurisdictions. Prior to ILFC, he was a corporate attorney at Pillsbury Madison & Sutro, where his transactional experience included international and domestic joint ventures, mergers and acquisitions. Mr. Poulakidas earned his undergraduate degree from the University of California at Los Angeles, his masters degree from Columbia University and his law degree from the University of California’s Hastings College of the Law.

10	2022 WLFC Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 8, 2022 by: (i) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock; (ii) each Director; (iii) each officer listed in the Summary Compensation Table; and (iv) all Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or Director is c/o Corporate Secretary, Willis Lease Finance Corporation, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. As of April 8, 2022, we had 6,659,468 shares of common stock, $0.01 par value, issued and outstanding.

	Common stock(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Charles F. Willis, IV	3,085,545	(2)	46.33%
Austin C. Willis	779,642	(3)	11.71%
Dean M. Poulakidas	112,517		1.69%
Scott B. Flaherty	96,739		1.45%
Brian R. Hole	96,469		1.45%
Robert J. Keady	28,779		*
Hans Joerg Hunziker	22,494		*
Rae Ann McKeating	10,250		*

All Directors, nominees and Executive Officers as a group (8 persons)	3,613,532		54.26%

CFW Partners, L.P.	2,134,148	(2)(3)	32.05%
Dimensional Fund Advisors LP	499,637	(4)	7.50%
M3 Partners, LP	427,450	(5)	6.42%

*	Less than one percent of our outstanding common stock.
(1)

Except as indicated in the footnotes to this table, the stockholders named in the table are known to us to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. With respect to restricted stock, individuals have voting power or are expected to have voting power within 60 days of April 8, 2022, but not investment power before such restricted stock vests. Of the shares listed above for Messrs. Charles Willis, Austin Willis, Poulakidas, Hole, Flaherty, Keady, Hunziker and Ms. McKeating, 235,866 shares, 31,252 shares, 31,252 shares, 44,106 shares, 31,252 shares, 3,000 shares, 3,000 shares, and 6,750 shares, respectively, are unvested shares of restricted stock over which the respective stockholder has voting power but not investment power.

(2)

Includes 2,134,148 shares held by CFW Partners, L.P., a California limited partnership (“CFW Partners”), of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and an seventy percent (70%) interest as a limited partner. Austin C. Willis holds nineteen percent (19%) interest as a limited partner and the remaining ten percent (10%) ownership interest is held by the 2019 Willis Family Trust of which Austin Willis is trustee. Also includes (i) 8,712 shares held under an account in the name of Charlotte Montressor Willis, (ii) 584 shares held under an account in the name of Wilder Grace Willis 2016 Trust, and (iii) 942,101 shares held by Mr. Charles Willis in his individual capacity. Of the total number of shares of which Mr. Charles Willis is deemed to have beneficial ownership, he has (i) sole voting power over 942,101 shares, (ii) sole dispositive power over 706,235 shares, (iii) shared voting power over 2,143,444 shares, and (iv) shared dispositive power over 1,907,578 shares.

(3)

Consists of (i) Mr. Austin Willis’ 19% interest as a limited partner of CFW Partners which equates to 405,488 shares, (ii) 94,682 shares held by Mr. Austin Willis in his individual capacity, (iii) the following shares held by trusts over which Mr. Austin Willis is a trustee: (a) 8,692 shares held under an account in the name of Charles F. Willis V 2016 Trust, (b) 5,275 shares held under an account in the name of Charles F. Willis V 2019 Trust, (c) 4,013 shares held under an account in the name of Wilder Grace Willis 2019 Trust, (d) 4,013 shares held under an account in the name of Rooster A. Willis 2019 Trust, (e) 246,715 shares held under an account in the name of 2019 Willis Family Trust, of which 213,415 shares are held by CFW Partners, (f) 584 shares held under an account in the name of Justin Y. Brown 2014 Trust, (g) 484 shares held under an account in the name of Phoebe W. Brown 2014 Trust, (h) 4,013 shares held under an account in the name of Justin Y. Brown 2019 Trust, and (i) 4,013 shares held under an account in the name of Phoebe W. Brown 2019 Trust; and (iv) 1,670 shares held under an account in the name of Austin C. Willis Irrevocable Trust, whose trustee is Mary Willis. Of the total number of shares of which Mr. Austin Willis is deemed to have beneficial ownership, he has (i) sole voting power over 118,747 shares, (ii) sole dispositive power over 87,495 shares, (iii) shared voting power over 660,895 shares, and (iv) shared dispositive power over 0 shares.

(4)

Based on Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 18, 2022. According to its Schedule 13G/A, Dimensional Fund Advisors LP reported having sole voting power over 496,249 shares and sole dispositive power over 499,637 shares. Dimensional Fund Advisors LP’s mailing address is Building One, 6300 Bee Cave Rd., Austin, TX 78746.

(5)

Based on Schedule 13G filed by M3 Partners, LP with the SEC on February 14, 2022. According to its Schedule 13G, M3 Partners, LP reported having shared voting power over 427,450 shares and shared dispositive power over 427,450 shares. M3 Partners, LP's mailing address is 10 Exchange Place, Suite 510, Salt Lake City, UT 84111.

2022 WLFC Proxy Statement	11

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer (the “NEOs”), based on total compensation for their services with us in all capacities.

Summary Compensation Table for Fiscal Year 2021

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(1)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Charles F. Willis, IV	2021	1,097,000	—	10,306,048	—	—	416,556	(2)	11,819,604
Executive Chairman	2020	971,250	—	4,746,960	—	3,262,234	306,225		9,286,669
Austin C. Willis	2021	375,000	—	1,451,437	—	—	54,563	(3)	1,881,000
Chief Executive Officer (7)	2020	264,000	—	662,076	—	512,637	47,773		1,486,486
Brian R. Hole	2021	453,000	—	2,047,074	—	—	85,922	(4)	2,585,996
President	2020	348,600	—	933,777	—	1,150,753	34,065		2,467,195
Scott B. Flaherty	2021	435,000	—	1,451,437	—	—	61,929	(5)	1,948,366
Senior Vice President and Chief Financial Officer	2020	312,900	—	662,076	—	607,591	51,862		1,634,429

(1)

The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 as discussed in Note 13 - Stock-Based Compensation Plans - in our annual report on Form 10-K for the fiscal year 2021 filed with the SEC. For 2021, the grant date fair value represents restricted stock awards granted in 2022, subject to time-based vesting conditions, due to achievement of 2021 performance goals as well as awards granted in 2021 subject to time-based vesting conditions.

For 2021, the grant date fair value represents the following:

•

For Mr. Charles Willis, the grant date fair value includes $6,403,600 of time-based vesting awards granted in 2021 and $3,902,448 of awards that will be granted in 2022 based on the outcome of 2021 performance conditions.

•

For Mr. Austin Willis, the grant date fair value includes $907,148 of time-based vesting awards granted in 2021 and $544,289 of awards that will be granted in 2022 based on the outcome of 2021 performance conditions.

•

For Mr. Hole, the grant date fair value includes $1,279,421 of time-based vesting awards granted in 2021 and $767,653 of awards that will be granted in 2022 based on the outcome of 2021 performance conditions.

•

For Mr. Flaherty, the grant date fair value includes $907,148 of time-based vesting awards granted in 2021 and $544,289 of awards that will be granted in 2022 based on the outcome of 2021 performance conditions

See “2022 Equity Awards” below for more information about those awards.

For 2020, the grant date fair value represents the following:

•

For Mr. Charles Willis, the grant date fair value includes $2,850,000 of time-based vesting awards granted in 2020 and $1,896,960 of awards that were granted in 2021 based on the outcome of 2020 performance conditions.

•

For Mr. Austin Willis, the grant date fair value includes $397,500 of time-based vesting awards granted in 2020 and $264,576 of awards that were granted in 2021 based on the outcome of 2020 performance conditions.

•

For Mr. Hole, the grant date fair value includes $560,625 of time-based vesting awards granted in 2021 and $373,152 of awards that were granted in 2021 based on the outcome of 2020 performance conditions.

•

For Mr. Flaherty, the grant date fair value includes $397,500 of time-based vesting awards granted in 2021 and $264,576 of awards that were granted in 2021 based on the outcome of 2020 performance conditions.

See “2021 Equity Awards” below for more information about those awards.

(2)

Includes (i) a 401(k) matching contribution in the amount of $13,000, (ii) $12,360 for the allocated cost of Mr. Charles Willis’ participation in a group life, disability and accidental death and dismemberment policy that covers certain of the Company’s executive officers, and the following perquisites:

•	$7,551 for spousal travel. This amount is based on the actual cost to the Company.
•	$21,177 for personal use of a company car. This amount was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use).
•	$73,837 moving reimbursement benefits paid to or on behalf of Mr. Charles Willis in connection with his relocation to the United Kingdom.
•	$179,832 for membership dues associated with a club membership and personal use of such membership.

12	2022 WLFC Proxy Statement

•

$33,384 for personal use of the Company's plane (based on the Standard Industry Fair Level ("SIFL") rate which is determined by calculating for each leg of a trip the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.3385, 0.2581 and 0.2481, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 400% and then adding the terminal charge in the amount of $61.88, then multiplying the total amount by the number of passengers).

•	$75,415 for tax reimbursements with respect to the items listed above.
(3)

Includes (i) a 401(k) matching contribution in the amount of $9,750, (ii) $1,080 for the allocated cost of Mr. Austin Willis’ participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $36,151 for personal use of the Company's plane (based on the SIFL rate which is determined by calculating for each leg of a trip the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.3385, 0.2581 and 0.2481, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 400% and then adding the terminal charge in the amount of $61.88, then multiplying the total amount by the number of passengers), and (iv) $7,582 for tax reimbursements with respect to the foregoing items.

(4)

Includes (i) a 401(k) matching contribution in the amount of $9,750, (ii) $1,305 for the allocated cost of Mr. Hole’s participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company’s executive officers, (iii) $10,590 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), (iv) $945 for personal use of a Company club membership (based on personal usage), (v) $43,604 for moving reimbursement benefits, and (vi) $19,728 for tax reimbursements with respect to the foregoing items.

(5)

Includes (i) a 401(k) matching contribution in the amount of $13,000, (ii) $1,253 for the allocated cost of Mr. Flaherty's participation in a group life, disability, and accidental death and dismemberment policy that covers certain of the Company's executive officers, (iii) $9,873 for personal use of a company car which was calculated as a proration of total fuel costs and highway tolls (based on personal use as a percentage of total use), (iv) $33,591 for membership dues associated with a club membership and personal use of such membership, (v) $2,584 for use of the Company's plane (based on the SIFL rate which is determined by calculating for each leg of a trip the IRS multiplier for 0-500 miles, 501-1500 miles and 1500+ miles at a rate of 0.3385, 0.2581 and 0.2481, respectively, multiplied by the number of nautical miles, multiplied by the aircraft multiple at a rate of 400% and then adding the terminal charge in the amount of $61.88, then multiplying the total amount by the number of passengers), (vi) $354 for gym membership dues and (vii) $1,274 for tax reimbursements with respect to the foregoing items.

(6)	In the 2021 calendar year, no cash bonus was earned by the NEOs under the 2021 Incentive Plan.
(7)	The table reflects Mr. Austin Willis’ compensation as stated in his previous employment agreement as Senior Vice President, Corporate Development.

2021 Incentive Plan

The Compensation Committee established an incentive plan for 2021 based upon both the performance of the Company’s various business areas in relation to applicable bonus performance metrics and the Company’s actual pre-bonus, pre-tax income. The bonus pool was established at 15% of pre-bonus, pre-tax earnings. Under the incentive plan, participants were entitled to 70% based on the achievement of Company and relevant business performance targets and to 30% based on an assessment of each individual’s contributions. Participation in the incentive pool is based upon a NEO’s target bonus amount (which was 100%, 50%, 85% and 50% of the annual base salary of Messrs. Charles Willis, Austin Willis, Hole and Flaherty, respectively) as a percentage of the aggregate target bonus amount of the Company’s employee base and the overall incentive pool. No cash incentives would be paid under the plan if the Company did not achieve either 70% of budgeted full year pre-bonus, pre-tax income of $18.19 million or $2.0 million of first half of the year earnings before tax. In the 2021 calendar year, no cash bonus was earned by the NEOs under the 2021 Incentive Plan.

2021 Equity Awards

The Compensation Committee established an equity award grant structure which awards a combination of time-based vesting restricted stock and target performance shares. Each NEO was eligible to be granted a range of performance shares based on achievement of a minimum, target or maximum goal. For the awards to be issued in early 2021, the Committee determined that the performance shares for the NEOs would be based on liquidity (defined as non-restricted cash plus revolving credit facility availability) as of December 31, 2020. If the Company’s liquidity for fiscal year 2020 achieved $45 million, $60 million or $75 million, each NEO would receive 57%, 100% or 143% of their target number of related performance shares. Our liquidity as of December 31, 2020 exceeded $75 million.

2022 WLFC Proxy Statement	13

The performance shares related to the achievement of liquidity targets are subject to additional vesting over a one year period. As a result of the Company’s performance, the Compensation Committee determined the maximum number of performance shares had been earned and formally issued them, subject to vesting conditions, on April 1, 2021:

Executive	Restricted Stock	Target Performance Shares	Earned Performance Shares	Total Restricted Shares Granted on April 1, 2021
Charles F. Willis, IV	44,000	54,000	108,000	120,000(1)
Austin C. Willis	5,200	8,000	16,000	21,200
Brian R. Hole	7,500	11,200	22,400	29,900
Scott B. Flaherty	5,200	8,000	16,000	21,200
(1)

Although Mr. Charles Willis was contractually entitled to receive 152,000 shares on April 1, 2021, he agreed to reduce his number of shares granted to 120,000 in order to allow more shares to be available for grant to employees under the 2021 Incentive Plan. Subsequently, on November 10, 2021, the Compensation Committee approved the grant of 32,000 shares to Mr. Charles Willis after ratification of the 2021 Incentive Plan.

2022 Equity Awards

The Compensation Committee established an equity award grant structure which awards a combination of time-based vesting restricted stock and target performance shares. Each NEO was eligible to be granted a range of performance shares based on achievement of a minimum, target or maximum goal. For the awards to be issued in early 2021, the Committee determined that the performance shares for the NEOs would be based on liquidity (defined as non-restricted cash plus revolving credit facility availability) as of December 31, 2021. If the Company’s liquidity for fiscal year 2021 achieved $45 million, $60 million or $75 million, each NEO would receive 57%, 100% or 143% of their target number of related performance shares. Our liquidity as of December 31, 2021 exceeded $75 million.

The performance shares related to the achievement of liquidity targets are subject to additional vesting over a one year period. As a result of the Company’s performance, the Compensation Committee determined the maximum number of performance shares had been earned and formally issued them, subject to vesting conditions, on April 1, 2022:

Executive	Restricted Stock	Target Performance Shares	Earned Performance Shares	Total Restricted Shares Granted on April 1, 2022
Charles F. Willis, IV	44,000	54,000	108,000	152,000
Austin C. Willis	8,480	8,904	12,720	21,200
Brian R. Hole	11,960	12,558	17,940	29,900
Scott B. Flaherty	8,480	8,904	12,720	21,200

14	2022 WLFC Proxy Statement

Outstanding Equity Awards at Fiscal 2021 Year‑End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles F. Willis, IV	—	—	—	4/1/2019	46,000	(1)	$1,731,900	—	$—
	—	—	—	4/1/2020	65,333	(1)	$2,459,787	—	$—
	—	—	—	4/1/2021	91,200	(2)	$3,433,680	—	$—
	—	—	—	4/1/2021	28,800	(1)(3)	$1,084,320	—	$—
	—	—	—	11/10/2021	32,000	(3)	$1,204,800	—	$—
	—	—	—	4/1/2022	—	(2)	$—	91,200	$3,433,680
	—	—	—	4/1/2022	—	(1)	$—	60,800	$2,289,120
Austin C. Willis	—	—	—	4/1/2019	6,000	(1)	$225,900	—	$—
	—	—	—	4/1/2020	3,466	(1)	$130,495	—	$—
	—	—	—	4/1/2020	5,333	(1)	$200,878	—	$—
	—	—	—	4/1/2021	12,720	(2)	$478,908	—	$—
	—	—	—	4/1/2021	8,480	(1)	$319,272	—	$—
	—	—	—	4/1/2022	—	(2)	$—	12,720	$478,908
	—	—	—	4/1/2022	—	(1)	$—	8,480	$319,272
Brian R. Hole	—	—	—	4/1/2019	8,499	(1)	$319,987	—	$—
	—	—	—	4/1/2020	5,000	(1)	$188,250	—	$—
	—	—	—	4/1/2020	7,466	(1)	$281,095	—	$—
	—	—	—	4/1/2021	17,940	(2)	$675,441	—	$—
	—	—	—	4/1/2021	11,960	(1)	$450,294	—	$—
	—	—	—	4/1/2022	—	(2)	$—	17,940	$675,441
	—	—	—	4/1/2022	—	(1)	$—	11,960	$450,294
Scott B. Flaherty	—	—	—	4/1/2019	6,000	(1)	$225,900	—	$—
	—	—	—	4/1/2020	3,466	(1)	$130,495	—	$—
	—	—	—	4/1/2020	5,333	(1)	$200,878	—	$—
	—	—	—	4/1/2021	12,720	(2)	$478,908	—	$—
	—	—	—	4/1/2021	8,480	(1)	$319,272	—	$—
	—	—	—	4/1/2022	—	(2)	$—	12,720	$478,908
	—	—	—	4/1/2022	—	(1)	$—	8,480	$319,272

(1)	Shares of restricted stock vest in three equal annual installments on each anniversary of the grant date. The number listed reflects the remaining number of shares to vest over the remaining period.
(2)	Shares of restricted stock vest on the one year anniversary of the grant date.
(3)

Although Mr. Charles Willis was contractually entitled to receive 60,800 shares on April 1, 2021, he agreed to reduce his number of shares granted to 28,800 in order to allow more shares to be available for grant to employees under the 2021 Incentive Plan. Subsequently, the Compensation Committee approved the grant of 32,000 shares to Mr. Charles Willis after ratification of the 2021 Incentive Plan. These 32,000 shares of restricted stock vest in two equal installments on each anniversary of the grant date.

2022 WLFC Proxy Statement	15

Employment Agreements and Severance Payments

Employment agreements have been entered into with Messrs. Charles Willis, Austin Willis, Hole and Flaherty. These agreements provide for base salary (subject to increase but not decrease unless part of a salary reduction program affecting all senior executive officers), bonus compensation and certain benefits. As described in detail below, the employment contracts specify certain severance benefits to be paid in the event of an involuntary termination.

Employment contracts for Messrs. Charles Willis, Austin Willis, Hole and Flaherty specify certain severance benefits to be paid in the event of an “Involuntary Termination” (i.e., termination of employment by the Company without cause or resignation by the employee for good reason) and, in the case of Messrs. Hole and Flaherty, specified severance benefits in the event of an Involuntary Termination within 18 months following a change of control (a “Change of Control Termination”).

The maximum of these severance benefits payable to Mr. Charles Willis would represent (i) three times his base salary, plus (ii) three times the average annual incentives he earned during the three years prior to his Involuntary Termination, plus (iii) a prorated portion of his annual incentives accrued during the year of termination, plus (iv) immediate vesting of all outstanding stock options and restricted stock, plus (v) continued coverage for three years under the Company’s employee group benefit plans, plus (vi) continued payment for three years for club memberships (if any), plus (vii) the right to purchase company car or to assume the lease. Additionally, in the event Mr. Charles Willis is terminated with less than the one year’s notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary prorated for the portion of the year for which he did not receive notice. Upon a change of control, Mr. Charles Willis is entitled to immediate vesting of all stock options and restricted stock. In the event that Mr. Charles Willis voluntarily retires, he is entitled to purchase or assume the lease for his company car, to continued payment for his club memberships (if any) and to continued coverage under the Company’s employee group benefit plans for one year following his retirement.

The maximum of these severance benefits payable to Mr. Austin Willis would represent (i) two times his base salary, plus (ii) any unpaid base salary and a prorated portion of his annual incentives accrued during the year of termination, and accrued vacation and sick pay, plus (iii) two times the average annual incentives he earned during the two years prior to his Involuntary Termination (or the greater of (A) one year or (B) the target bonus for such year, “doubled” in the case of a qualifying termination that occurs prior to two annual incentive bonuses being paid to Mr. Austin Willis), plus (iv) distribution of unpaid deferred compensation, accelerated vesting of restricted stock scheduled to vest during the two years following the termination date and continued coverage for two years under the Company’s employee group benefit plans. Additionally, in the event Mr. Austin Willis is terminated with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to his annual base salary. Upon a change of control, Mr. Austin Willis is entitled to immediate vesting of all restricted stock bonus awards.

The maximum of these severance benefits payable to Mr. Hole would represent (i) six months of his base salary for an Involuntary Termination or one year’s salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination, the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Hole is terminated with less than the six months’ notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

The maximum of these severance benefits payable to Mr. Flaherty would represent (i) six months of his base salary for an Involuntary Termination or one year’s base salary for a Change of Control Termination, plus (ii) payment of any vested annual incentives due as of his termination for an Involuntary Termination or Change of Control Termination, plus (iii) only in the case of a Change of Control Termination, the average annual incentives he earned during the two years prior to his termination. In addition, he is entitled to immediate vesting of all stock options and restricted stock scheduled to vest during the two years following the termination date, and continued coverage under the Company’s employee group benefit plans for six months following an Involuntary Termination, or for one year following a Change of Control Termination. Additionally, in the event Mr. Flaherty is terminated with less than the six month’s notice required by his contract, he is entitled to a lump sum payment equal to six months of his annual base salary.

If any of these payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, as amended, and would be subject to the Excise Tax imposed by Section 4999 of the Internal

16	2022 WLFC Proxy Statement

Revenue Code, the employment contracts of each of Messrs. Charles Willis, Austin Willis, Hole and Flaherty stipulate that payments to each of them will be reduced, to the extent necessary, so that no portion of the payments would be subject to the Excise Tax. This reduction shall only occur if the after‑tax net present value of the payments, as so reduced, is greater than or equal to the after‑tax present value of such payments without such reduction.

Other than as described above, if a NEO ceases to be employed by us because of his or her resignation or retirement (other than for reasons constituting a constructive termination under his or her employment agreement), no severance payments are owed by us.

Director Compensation

The following table summarizes compensation for 2021 by individual non-employee Directors.

Director Compensation for Fiscal Year Ended 2021

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Hans Joerg Hunziker(3)	$147,340	$118,950	—	—	$266,290
Robert J. Keady	$148,584	$118,950	—	—	$267,534
Rae Ann McKeating	$148,584	$118,950	—	—	$267,534

(1)

Mr. Hunziker, Mr. Keady and Ms. McKeating received quarterly payments of $21,271 for the first, second, third and fourth quarters of 2021 ($85,084 for the year). For services as chair of the Audit Committee and Compensation Committee, respectfully, Mr. Hunziker and Ms. McKeating received an additional $4,375 quarterly payment ($17,500 for the year). Mr. Keady also received an additional $4,375 quarterly payment ($17,500 for the year) for his services as chair of independent committees of the Board. Mr. Hunziker, Mr. Keady and Ms. McKeating each also received additional payments totaling $46,000 for service on an independent committee established by the Board of Directors to review and negotiate a proposal from our Chief Executive Officer and other parties to acquire the Company pursuant to a merger.

(2)	The amounts in this column represent the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(3)

The Compensation Committee agreed to allow the compensation of European Directors to be adjusted based on the U.S. dollar exchange rate in effect on their first election to the Board, effective January 1, 2008. Effective January 1, 2020, the restricted stock portion of the compensation of European Directors will no longer be adjusted and the cash portion of their compensation will be adjusted based on the U.S. dollar exchange rate as of December 31st for the prior year. This adjustment totaled $(1,244) in 2021.

The unvested restricted stock held by each non-employee Director was as follows as of December 31, 2021: Mr. Hunziker, 3,000; Ms. McKeating 6,750; Mr. Keady, 3,000. Beginning in 2019, it has been the Board’s policy that each non-employee Director who is to continue to serve as an independent Director is granted annually 3,000 shares of restricted stock under the 2021 Incentive Plan. Each annual restricted stock grant vests in one installment on the recipients’ completion of one year of Board service, measured from the grant date.

2022 WLFC Proxy Statement	17

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees our accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three Directors, each of whom is independent as defined by the Nasdaq listing standards and operates pursuant to the Audit Committee Charter.

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm for 2021, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements for the year ended December 31, 2021 and Grant Thornton’s evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Grant Thornton the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Grant Thornton provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton that firm’s independence. The Audit Committee concluded that Grant Thornton’s provision of audit and non‑audit services to the Company is compatible with Grant Thornton’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10‑K for 2021 for filing with the Securities and Exchange Commission. This report is provided by the following independent Directors, who comprise the Audit Committee:

Hans Joerg Hunziker, Committee Chair
Robert J. Keady Rae Ann McKeating

18	2022 WLFC Proxy Statement

PROPOSAL 2:  ADVISORY VOTE ON THE APPOINTMENT OF GRANT THORNTON LLP

The Audit Committee has appointed the firm of Grant Thornton to audit our 2022 financial statements. Although not required by the Company’s bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that Willis Lease’s stockholders ratify, on an advisory basis, the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain Grant Thornton or another firm without re-submitting the matter to the Company’s stockholders. Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Dismissal of KPMG, LLP (“KPMG”).  On January 4, 2021, the Audit Committee of the Board of Directors approved the dismissal of KPMG as the Company’s independent registered public accounting firm, effective upon the issuance by KPMG of its reports on the consolidated financial statements as of and for the years ended December 31, 2020 and 2019, respectively, as well as the effectiveness of internal control over financial reporting as of December 31, 2020.

KPMG previously audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020.  KPMG’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2019 and December 31, 2020 did not contain an adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and December 31, 2020, and the subsequent interim period through March 15, 2021, the effective date of KPMG’s dismissal, the Company had no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020.  Also, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Engagement of Grant Thornton.  On January 4, 2021, the Audit Committee of the Board of Directors approved the engagement of Grant Thornton, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021. The engagement of Grant Thornton was ratified by the shareholders at the 2020 annual meeting. During the fiscal years ended December 31, 2019 and December 31, 2020, neither the Company nor anyone on its behalf has consulted with Grant Thornton regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2022 WLFC Proxy Statement	19

Fees Billed to Willis Lease by Grant Thornton and KPMG

For the 2021 and 2020 fiscal years, fees for services provided by Grant Thornton and KPMG LLP, respectively, to us were as follows:

	2021	2020
Audit Fees (1)	$794,464	$1,490,540
Audit Related Fees(2)	50,000	150,000
Tax Fees (3)	—	43,458
	$844,464	$1,683,998

(1)	Audit fees include the audit of our annual financial statements and quarterly reviews of financial statements included in our quarterly reports on Form 10-Q and our statutory audits.
(2)

Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. These services include accounting consultations in connection with acquisitions and divestitures and consultations concerning financial accounting.

(3)	Tax fees consist of fees for professional services rendered in providing international tax consulting services and tax compliance services.

All fees described above were approved by the Audit Committee.  The Audit Committee requires that any services to be provided by our auditors must be approved in advance by the Audit Committee. If approval is required before the Committee can act, a single member of the Committee can approve an engagement, subject to ratification by the Committee at its next meeting. All services were pre-approved by the Committee or its Chair.

Grant Thornton will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2021 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any Director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except as set forth below and for payments set forth under Item 11 above.

On December 2, 2021, in a transaction approved by an independent committee, as well as the Audit Committee, of the Board of Directors, the Company purchased 60,000 shares of its common stock directly from the Company’s Chief Executive Officer (“CEO”), Charles F. Willis. The agreed and paid price per share was $35.43, which represented a 2% discount to the volume weighted average price on December 2, 2021.

On October 1, 2021, the Board’s Independent Directors approved the payment of $0.2 million to the Company’s CEO, Charles F. Willis, for membership dues associated with a club membership and personal use of such membership.

On November 11, 2021, in a transaction approved by the Independent Compensation Committee, the Company purchased a tender owned by the Company’s CEO for $0.5 million that was used in support of its’ marine vessel.

As required by Nasdaq rules, all material discretionary transactions between us and our Directors, executive officers or known principal stockholders (or their respective affiliates) must be approved by the Audit Committee. The Audit Committee does not intend to approve any such transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties.

Austin C. Willis, the son of our Executive Chairman, served as an executive officer of the Company during 2021, being our Senior Vice President, Corporate Development. Mr. Austin Willis has been serving as the Company’s CEO since April 1, 2022.  He received total compensation of $1,881,000 for 2021, calculated in the same manner as in the Summary Compensation Table of this Proxy. His total compensation includes salary, cash incentive awards, stock awards and other compensation.

20	2022 WLFC Proxy Statement

Policies and Procedures for Related-Party Transactions

The Board has adopted a formal policy governing the disclosure and approval of related party transactions. That policy is available on the Company’s website (www.willislease.com). Under that policy, the Audit Committee reviews the material facts of all covered transactions that may require prior approval of or ratification by the Audit Committee. A “covered transaction” includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships including indebtedness and guarantees of indebtedness in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (b) the Company is a participant, and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a Director or a less than 10 percent beneficial owner of another entity). This might include, but is not limited to, lease transactions, sale or purchase transactions, creditor/debtor transactions, guarantees or charitable contributions. The following includes types of transactions with related parties which have been pre-approved by the Audit Committee and therefore are not subject to Audit Committee review and approval, even if the amount exceeds $120,000:

•	Transactions involving competitive bids;
•

Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer), Director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 and 2% of that company's total annual revenues;

•

Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee or Director if the aggregate does not exceed the greater of $100,000 and 2% of the charitable organizations’ total annual receipts;

•	Any transaction involving a related party made on the same or similar terms available to all Company employees;
•

Any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis, such as the receipt of dividends; or

•	Any employment by the Company of an executive officer of the Company if:
•

The related compensation is required to be reported in the Company's proxy statement under Item 402 of the Securities and Exchange Commission's (“SEC's”) compensation disclosure requirements (generally applicable to “named executive officers”) and the compensation has been approved by the Compensation Committee or Board or if the executive officer is not an immediate family member of another executive officer or Director of the Company, the related compensation would be reported in the Company's proxy statement under Item 402 of the SEC's compensation disclosure requirements if the executive officer was a “named executive officer”, and the Company's Compensation Committee or Board approved such compensation; or

•

Any compensation paid to a Director if the compensation is required to be reported in the Company's proxy statement under Item 402 of the SEC's compensation disclosure requirements and the compensation is approved by the Board or Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2023 Annual Meeting of Stockholders must, under Rule 14a-8 of the Securities Exchange Act of 1934, be received by us no later than December 23, 2022. Your proposal(s) must be mailed to our offices at 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939, Attention: Corporate Secretary. Your proposal(s) may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

Alternatively, under our bylaws, a proposal or nomination that you do not seek to include in our proxy statement pursuant to Rule 14a-8 may be submitted in writing to our Corporate Secretary for the 2023 Annual Meeting of Stockholders not less than 90 days prior to the anniversary of the preceding year’s annual meeting, unless the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2022 Annual Meeting. For our 2023 Annual Meeting of Stockholders, this means that your proposal(s) or nomination(s) must be submitted no later than February 24, 2023 (which is 90 calendar days before the anniversary of the 2022 Annual Meeting). If the date of our 2023 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of our 2022 Annual Meeting, you must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, as required by our bylaws, and information as to your ownership of our common stock.

2022 WLFC Proxy Statement	21

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please either contact us at 415‑408‑4700 or submit your request to Willis Lease Finance Corporation, attention Corporate Secretary, 60 East Sir Francis Drake Boulevard, Suite 209, Larkspur, CA 94939. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. Also, if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, following receipt of such request, we will ensure that change for future mailings of annual meeting materials.

OTHER MATTERS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement.

By Order of the Board of Directors,
Charles F. Willis, IV
Executive Chairman of the Board

MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE

THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side) 14475 1.1

WILLIS LEASE FINANCE CORPORATION 2018 Annual Meeting of Stockholders May 24, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brian R. Hole and Dean M. Poulakidas, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 2, 2018, at the 2018 Annual Meeting of Stockholders of the Company to be held on May 24, 2018 or at any adjournment thereof. The Board of Directors recommends a vote FOR THE NOMINEES listed in Proposal 1, and FOR Proposals 2 and 3. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, FOR PROPOSALS 2 AND 3 AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING PLEASE COMPLETE. SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse

22	2022 WLFC Proxy Statement

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Willis Lease Finance Corporation Annual Meeting of Stockholders For Stockholders of record as of April 08, 2022 TIME: Wednesday, May 25, 2022 12:00 PM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/WLFC for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Charles F. Willis, IV and Dean M. Poulakidas (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Willis Lease Finance Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/WLFC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-994-5580 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/WLFC

Willis Lease Finance Corporation Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of two Class III Directors to serve until the 2025 Annual Meeting of Stockholders: FOR WITHHOLD 1.01 Charles F. Willis, IV #P2# #P2# FOR 1.02 Hans Joerg Hunziker #P3# #P3# FOR FOR AGAINST ABSTAIN 2. Cast an advisory vote ratifying the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2022. #P4# #P4# #P4# FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/WLFC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal Page – VIFL Date Signature (if held jointly) Date Please make your marks like this: X